FILE NO.: 00145-00128
TITLE NO.: 64227
PREMISES: 160 Passaic Avenue, Kearny, New Jersey

Block: 15
Lots: 7.01 and 22.01
County: Hudson

DVL KEARNY HOLDINGS, LLC

to

SIGNATURE BANK

MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS

RECORD AND RETURN BY MAIL TO:

Cullen and Dykman LLP
100 Quentin Roosevelt Boulevard
Garden City, New York 11530
Att: Amy F. Hecht, Esq.

MORTGAGE, SECURITY AGREEMENT
AND ASSIGNMENT OF LEASES AND RENTS

By

DVL KEARNY HOLDINGS, LLC

In Favor of

SIGNATURE BANK

THIS MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS made as of this 21st day of January, 2009, by **DVL KEARNY HOLDINGS, LLC**, a New Jersey limited liability company, with an office at c/o DVL, Inc., 70 East 55th Street, 7th Floor, New York, New York 10022 (the "Mortgagor") in favor of **SIGNATURE BANK**, a New York banking corporation having an office at 68 South Service Road, Melville, New York 11747 (the "Mortgagee").

WITNESSETH, that the Mortgagor is indebted to the Mortgagee for the payment of an indebtedness in the sum of SIX MILLION FOUR HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($6,450,000.00) lawful money of the United States, to be paid, with interest thereon (as such sum may be reduced from time to time, together with the interest thereon, hereinafter sometimes collectively referred to and described as the "Debt"), according to (i) a certain mortgage note or obligation bearing even date herewith in the principal amount of $4,250,000.00 (which, as now exists, and as the same may hereafter, from time to time be extended, amended, modified, restated or superseded, hereinafter collectively referred to as the "First Note"), and (ii) a certain mortgage note or obligation bearing even date herewith in the principal amount of $2,200,000.00 (which, as now exists, and as the same may hereafter, from time to time be extended, amended, modified, restated or superseded, hereinafter collectively referred to as the "Second Note") (the First Note and the Second Note collectively, the "Note").

NOW THIS INDENTURE WITNESSETH that for better securing the payment of the Debt, and the performance by the Mortgagor of the terms, covenants, conditions and obligations contained herein, in the Note and in any other documents and agreements given to secure payment of the Note according to the true intent and meaning thereof, and also for and in consideration of one dollar to the Mortgagor in hand paid by the Mortgagee at or before the sealing and delivery of these presents, the receipt whereof is hereby acknowledged, the Mortgagor has mortgaged, granted, bargained, sold, aliened, released, conveyed and confirmed, and by these presents does mortgage, grant, bargain, sell, alien, release, convey and confirm unto the Mortgagee, forever, and grants the Mortgagee a security interest in:

<u>MORTGAGED PROPERTY</u>

A. All the land located in the County of Hudson and State of New Jersey described in Schedule A annexed hereto and made a part hereof and known by the street address of 160 Passaic Avenue, Kearny, New Jersey (the "Land");

B. All buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land (the "Improvements");

TOGETHER with all and singular rights, hereditaments, and appurtenances belonging or in any way incident or appertaining thereto, including, but not limited to:

C. All fixtures, machinery, appliances, materials, equipment, furniture and personal property of every nature whatsoever now or hereafter owned by the Mortgagor and located in or on, or attached to, or used, or intended to be used, in connection with the operation of, or with construction on, the Land or the Improvements, including all extensions, additions, improvements, betterments, renewals and replacements to any of the foregoing and all of the right, title and interest of the Mortgagor in and to any such personal property or fixtures together with the benefit of any deposits or payments now or hereafter made by the Mortgagor or on its behalf with regard thereto (the "Personal Property");

D. All right, title and interest of the Mortgagor, if any, in and to the land in the bed of the streets or highways abutting the Land to the center line thereof; all easements, rights of way, strips and gores of land, streets, ways, sidewalks, curbs, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, remainders, reversions and appurtenances whatsoever, in any way belonging, relating or appertaining to the Land or the Improvements, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by the Mortgagor (the "Appurtenances");

E. All leases, lettings, occupancy agreements and licenses (collectively, the "Leases") of the Land and/or the Improvements or any part thereof now or hereafter entered into and all right, title and interest of the Mortgagor thereunder (including, without limitation, the cash and securities deposited thereunder), the right to receive and collect the rents, issues and profits from the Leases (the "Rents") and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of the Mortgagor of, in and to, and all proceeds of any sales or other dispositions of, the property described in Paragraphs (A), (B), (C) and (D) above and this Paragraph (E);

F. All proceeds of and any unearned premiums on any insurance policies covering the Improvements or the Personal Property or the Rents including, without limitation, the right to receive and apply the proceeds of any insurance, judgments or settlements made in lieu thereof;

G. All awards ("Awards"), heretofore made and hereafter to be made by any municipal, state or federal authorities to the Mortgagor and all subsequent owners of the property described above in Paragraphs (A) through (E) including any awards for any changes of grade of streets affecting the property described above in Paragraphs (A) through (E) as the result of the exercise of the power of eminent domain (a "Taking");

H. All plans, drawings, specifications, site plans, subdivision maps, sketches, samples, contracts and agreements, however characterized from time to time prepared by or for Mortgagor for use in connection with the development of the Land and the construction of the

Improvements;

I. All Mortgagor's interest in all contracts, agreements and understandings now or hereafter entered into, relating to or involving the performance of any work, rendering of any services, and supply of any materials or the conduct of operations in and the management of the Mortgaged Property including, without limitation, construction contracts, architect agreements, management agreements, options and other agreements, however characterized, affecting the Land and/or the Improvements or the public improvements required to be installed under the terms of governmental approvals relating to the subdivision in which the Land is a part;

J. All Mortgagor's interest in any and all permits, certificates, approvals and authorizations, however characterized, issued or in any way furnished whether necessary or not, for the operation and use of the Land and/or the Improvements and/or any other portion of the Mortgaged Property including, without limitation, certificates of occupancy, building permits, environmental certificates, certificates of operation, warranties and guarantees;

K. All cash funds, deposit accounts and other rights and evidence of rights to cash, now or hereafter created or held by Mortgagee pursuant to this Mortgage or any other of the Loan Documents (as hereinafter defined);

L. All the other estate, right, title, interest, use, possession, property, claim and demand whatsoever, contract rights, general intangibles, actions and rights in action, relating to the property described above in Paragraphs (A) through (K) and proceeds, products, replacements, additions, substitutions, renewals and accessions of any of the foregoing.

All the property, interests and rights referred to in Paragraphs (A) through (L) above and any additional property, interests or rights hereafter acquired by the Mortgagor and subject to the lien of this Mortgage or intended to be so are referred to in this Mortgage as the "Mortgaged Property".

TO HAVE AND TO HOLD the Mortgaged Property to the Mortgagee, its successors and assigns, forever.

The Mortgagor hereby grants to the Mortgagee a security interest in all rights and property described above in Paragraphs (C) and Paragraphs (E) through Paragraph (L) (collectively, the "Collateral"). This Agreement shall constitute a self-operative Security Agreement under Article 9 of the Uniform Commercial Code with respect to such rights and property, but the Mortgagor agrees to execute and deliver on demand such other instruments as the Mortgagee may request in order to create or perfect its security interest or to impose the lien hereof more specifically upon any of such rights and property. The Mortgagee shall have all the rights and remedies under this Mortgage, or under any applicable law or agreements with the Mortgagor, of a Secured Party under the Uniform Commercial Code in addition to those specified herein.

ARTICLE I

TERMS, COVENANTS, CONDITIONS, <u>REPRESENTATIONS AND WARRANTIES</u>

The Mortgagor covenants, represents and warrants to the Mortgagee as follows:

Section 1.1. Payment of Debt. The Mortgagor will pay the Debt as provided in the Note.

Section 1.2. Maintenance of the Mortgaged Property and Compliance with Laws. The Mortgagor, shall (at its expense in so far as is applicable by the context):

(a) maintain the Improvements in good order and repair and in such fashion that the value and utility of the Mortgaged Property will not be materially diminished and will make or cause to be made all reasonably necessary and appropriate repairs, replacements, and renewals thereof, whether interior or exterior, structural or non-structural; all repairs, replacements and renewals to be at least equal, in quality and class, to that of the original Improvements;

(b) not use or cause the whole or any part of the Mortgaged Property to be used in such a manner as to cause the same to be subject to forfeiture under applicable laws. In the event that any person or entity, in possession of the whole or any part of the Mortgaged Property, or otherwise, may, by acts or omissions, cause the Mortgaged Property to be subject to forfeiture, the Mortgagor, within five (5) business days after receiving notice of the occurrence of any such act or omission, shall notify the Mortgagee of the occurrence of such act or omission and shall commence such legal proceedings against the party committing or permitting the acts or omissions as shall be necessary to prevent such forfeiture;

(c) comply with, or cause to be complied with, all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorization, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers which may, as at the date of this Mortgage or thereafter, affect the Mortgaged Property or any part thereof or its use or condition, or which may affect any adjoining sidewalks, curbs, vaults and vault space if any, or streets or ways in so far as the Mortgagor is required to comply therewith;

(d) comply with, or cause to be complied with, all requirements of the issuer of any policy(s) of insurance covering or affecting the whole or any part of the Mortgaged Property, and all orders, rules, regulations and other requirements of the New York Board of Fire Underwriters (or that of any other body exercising similar functions) applicable to the Mortgaged Property or any part thereof; and

(e) not do or permit any act or thing which is contrary to the requirements or prohibitions of any document of record affecting the Mortgaged Property nor commit or permit any waste of or any nuisance in, at or on the Mortgaged Property or any part thereof.

Section 1.3. Alterations. Except as permitted under any Leases of the Mortgaged Property, none of the Improvements or any part or portion thereof, and none of the Personal Property or any part or portion thereof, shall be removed, altered or demolished without the prior written consent of the Mortgagee in each instance, provided, however, that the Mortgagor shall have the right, without the consent of the Mortgagee, to remove and dispose of, free from the lien of this Mortgage, Personal Property, provided that, simultaneously with or prior to such removal, any such Personal Property shall be replaced with Personal Property of like kind and value at least equal to that of the replaced Personal Property and free from any title retention, security interest or other encumbrance.

Section 1.3a. Redevelopment Plan. The Mortgagor and DVL, Inc. have entered into an agreement with the Town of Kearny entitled, "Redeveloper Agreement for a Portion of the Passaic Avenue Redevelopment Area in the Town of Kearny, Hudson County, New Jersey" which was recorded in the Office of the Hudson County Clerk on July 30, 2008 in Book 8576, Page 41, as amended by that certain Amendment to Redeveloper Agreement dated as of December 11, 2008 (the "Redevelopment Agreement"). Pursuant to the Redevelopment Agreement, the Town of Kearny intends to condemn an approximately 1.5 acre site located adjacent to the Land (the "Ford Parcel") and sell the Ford Parcel to the Mortgagor. The Mortgaged Property and the Ford Parcel (collectively, the "Redevelopment Parcel") shall then be redeveloped with all existing improvements on the Redevelopment Parcel demolished and then improved with the construction of approximately 114,000 square feet with (i) P.C. Richard's in a single story approximately 35,000 square foot building, (ii) Staples in a separate building of approximately 67,000 square feet of which it would occupy approximately 18,000 square feet and (iii) CVS in a separate approximately 13,000 square foot building. P.C. Richard's has executed a lease for the proposed site with the Mortgagor (the "PC Richard's Lease"), Staples has provided a draft lease for the proposed site (the "Staples Lease") and CVS has executed a letter of intent (the "CVS Letter of Intent"). By its acceptance of this Mortgage, the Mortgagee acknowledges that notwithstanding anything to the contrary contained herein or in the other Loan Documents (as hereinafter defined), the use of the Mortgaged Property is subject to the terms of the Redevelopment Agreement and the assignment and assumption of the Redevelopment Agreement by the Mortgagee, in the event of the exercise of the Mortgagee's remedies pursuant to this Mortgage, the other Loan Documents and by applicable law is subject to the terms and provisions of the Redevelopment Agreement.

The proceeds of the Second Note have been advanced on the date hereof and are ultimately to be used towards the costs of acquiring the Ford Parcel pursuant to the requirements of the Redevelopment Agreement. Said proceeds (together with any additional funds from the Mortgagor required pursuant to the Redevelopment Agreement) shall be delivered on the date hereof to the attorneys for the Town of Kearny (the "Town Attorney") who will deposit said proceeds into their attorney trust account. The Town Attorney shall be permitted to transfer the proceeds to the Clerk of the Court for the Town of Kearny (the "Court") as is required pursuant to the provisions of the Redevelopment Agreement and the laws of the State of New Jersey for the condemnation of the Ford Parcel. The proceeds of the Second Note shall only be used in accordance with the Redevelopment Agreement and the laws of the State of New Jersey. In the event that the condemnation of the Ford Parcel is withdrawn, the funds on deposit with the Town Attorney shall be paid to the owner of the Ford Parcel for the acquisition of the Ford Parcel directly by the Mortgagor (subject to the requirements set forth below) or if the acquisition of the Ford Parcel does not occur, the funds shall be returned to the Mortgagee to be applied as a prepayment on the Second Note.

In connection with the purchase of the Ford Parcel by the Mortgagor (which shall occur simultaneously with the purchase by the Mortgagor of the Ford Parcel):

(i) this Mortgage shall be spread to cover the Ford Parcel subject to no liens or encumbrances (except as may be approved by the Mortgagee and its counsel);

(ii) the Mortgagee shall be provided with a new title policy or an endorsement to the existing title policy insuring this Mortgage which insures this Mortgage as spread to cover the Ford Parcel;

(iii) the Mortgagee shall be provided with updated insurance certificates which cover the

entire Redevelopment Parcel;

(iv) the Mortgagee shall be provided with a survey certified to the Mortgagee for the Ford Parcel which meets the requirements required in connection with the survey of the Mortgaged Property delivered to the Mortgagee on or prior to the date hereof;

(v) the Mortgagor and Guarantor (as defined in the Note) shall execute such documents as the Mortgagee and its counsel may reasonably require; and

(vi) the Mortgagor shall be responsible for all fees and expenses including the Mortgagee's reasonable counsel fees, title premiums, recording charges and survey expenses.

Section 1.4. Taxes and Other Charges; Mortgage Taxes. (a) The Mortgagor will pay or will cause to be paid when due (i) all liens of any kind, taxes of any kind and nature (including but not limited to real and personal property taxes and income, franchise, withholding, profits and gross receipts taxes), assessments, water and sewer charges, rents and rates, and other governmental or municipal charges, fines or impositions relating to the Mortgaged Property or any part thereof, and (ii) taxes upon the rents, revenues, income or profits of the Mortgaged Property, or taxes arising in respect of the occupancy, use or possession of the whole or any part thereof, which, if not paid, shall result in the imposition of a lien upon the Mortgaged Property, and the Mortgagor will promptly deliver official receipts therefor to the Mortgagee.

(b) The Mortgagor will not claim any deduction from the taxable value of the Mortgaged Property by reason of this Mortgage nor shall the Mortgagor claim or be entitled to any credit against the principal and interest due and owing under the Note and this Mortgage for any taxes, assessments, water rates or other governmental or municipal charges, bonds or impositions paid by the Mortgagor relating to the Mortgaged Property.

(c) In the event of the passage after the date of this Mortgage of any law of the state wherein the Mortgaged Property is located deducting from the value of land for the purposes of taxation any lien thereon, or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes, or the manner of the collection of any such taxes so as to affect this Mortgage, or the Debt, the Mortgagee shall have the right to give thirty (30) days written notice to the owner of the Mortgaged Property requiring the payment of the Debt, and if such notice be given, the Debt shall become due, payable and collectible at the expiration of said thirty (30) days. Unless prohibited by applicable law, any notice given pursuant to this Subsection requiring the payment of the Debt shall provide an option to the Mortgagor, in lieu of such acceleration, to either pay to the Mortgagee an amount or amounts equal to any and all sums payable by the Mortgagee as taxes or otherwise by reason of such laws including taxes, if any, payable on the amounts so paid to the Mortgagee or, in the alternative, pay the Debt in full. If the notice as provided above be given, the payment of said sums described in the preceding sentence or the Debt, as may be the case, shall become due, payable and collectible at the expiration of the thirty (30) day period referred to above.

(d) If at any time the United States of America, any state thereof or any governmental subdivision of any such state, shall require (i) revenue or other stamps to be affixed to the Note or this Mortgage, or (ii) the payment of any taxes or fees on this Mortgage, or the Note or in connection with the recording of this Mortgage or any amendment, extension or modification hereof,

the Mortgagor will pay the same, with interest and penalties thereon, if any.

Section 1.5. Tax Deposits. The Mortgagee shall require that the Mortgagor deposit with the Mortgagee, monthly, one-twelfth (1/12th) of the annual charges for real estate taxes and, if required by the Mortgagee, assessments, and other charges which might become a lien upon the Mortgaged Property (or any part thereof) and the Mortgagor shall, accordingly, make such deposits. In addition, the Mortgagor shall simultaneously therewith deposit with the Mortgagee a sum of money which, together with the monthly installments aforementioned, will be sufficient to make each of the payments aforementioned at least thirty (30) days prior to the date on which such payments are due. Should said charges not be ascertainable at the time any deposit is required to be made with the Mortgagee, the deposit shall be made on the basis of an estimate made by the Mortgagee in its sole reasonable discretion, and when the charges are fixed for the then current year, the Mortgagor shall deposit any deficiency with the Mortgagee. All funds so deposited with the Mortgagee shall be held by it, but not in escrow and, except to the extent required by applicable law, without interest, and, provided that no "Event of Default" (as defined below in Section 2.1.1), shall have occurred and be continuing, shall be applied in payment of the charges aforementioned when and as payable, to the extent the Mortgagee shall have such funds on hand. Should an Event of Default occur and be continuing, the funds deposited with the Mortgagee, as aforementioned, may be applied in payment of the charges for which such funds shall have been deposited or to the payment of the Debt or any other charges affecting the security of the Mortgagee, as the Mortgagee sees fit, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by the Mortgagee as herein provided, nor shall any application be deemed to affect any right or remedy of the Mortgagee hereunder or under any statute or rule of law. If deposits are being made with the Mortgagee, the Mortgagor shall furnish the Mortgagee with bills for the charges for which such deposits are required to be made hereunder and/or such other documents necessary for the payment of same, at least fifteen (15) days prior to the date on which the charges first become payable. If deposits are not being made with Mortgagee, the Mortgagor shall provide the Mortgagee, on an annual basis, proof of the payment of all real estate taxes, assessments, maintenance and other charges.

Section 1.6. Warranty of Title. The Mortgagor represents and warrants that it is the fee simple owner of the Mortgaged Property free of defects, liens, and encumbrances of any nature other than those exceptions to title as set forth in the Mortgagee's title insurance policy or the marked title insurance commitment delivered to the Mortgagee as of the date hereof and insuring the lien of this Mortgage. The Mortgagor warrants that this Mortgage is and will be maintained as a valid first lien on the Mortgaged Property subject only to the above-mentioned exceptions, and will defend the same against the claims of all persons or entities whomsoever. At the Mortgagor's sole cost and expense, the Mortgagor forthwith upon the execution and delivery of this Mortgage, and thereafter from time to time, will cause this Mortgage, and any security instrument creating or evidencing the lien or security interest hereof upon the Mortgaged Property and each instrument of further assurance, to be filed, registered or recorded in such manner and in such places as may be required by any present or future law to publish notice of and fully to protect the lien hereof upon, and the lien of the Mortgagee in, the Mortgaged Property.

Section 1.7. Right of Mortgagee to Defend and Uphold the Lien; Costs. (a) The Mortgagee shall have the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of the Mortgagor, which the Mortgagee, in its sole reasonable discretion, believes should be brought to protect its interest in or the title to the Mortgaged Property. The Mortgagee may take such action by

attorneys selected by the Mortgagee.

(b) If any action or proceeding be commenced, whether adversary or not (including an action to foreclose this Mortgage or to collect the Debt), to which action or proceeding the Mortgagee is made a party, or in which it becomes necessary to defend, uphold or enforce the lien of this Mortgage, the Mortgagee may prosecute, defend or participate in such action or proceeding by attorneys selected by the Mortgagee.

(c) All sums paid by the Mortgagee for the expense of any such action or proceeding described in this Section including any appellate proceeding in connection herewith (including without limitation, reasonable attorneys' fees and disbursements at trial and appellate level) shall be paid by the Mortgagor to the Mortgagee, upon demand, and if not paid within ten (10) business days of demand then together with interest from the date that such sum is advanced, payment made or expense incurred, to and including the date of reimbursement, computed at the default rate provided in the Note (the "Default Rate"). Any such sum paid by the Mortgagee and the interest thereon shall be a lien on the Mortgaged Property prior to any claim, lien, right, title or interest in, to or on the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage and evidenced by the Note.

(d) In the event the maturity of the principal amount of the Debt shall be accelerated by reason of a default under the Note, this Mortgage, or any other instrument given to secure the payments provided to be made pursuant to the Note, in addition to the costs and fees described above in Subsection (c), the Mortgagor shall pay to the Mortgagee, upon demand, together with the interest thereon at the Default Rate, the fees and costs incurred by the Mortgagee, following such acceleration, in obtaining an appraisal of the fair market value of the Mortgaged Property prepared by an appraiser, duly qualified under applicable law and governmental regulations to issue appraisals of real property to the Mortgagor in connection with the approval of loans so secured, and the fees and costs incurred by the Mortgagor in obtaining an Environmental Survey of the Mortgaged Property, as defined below in Subsection 1.24 (f). Upon reasonable notice to the Mortgagor at reasonable times, subject to the rights of tenants, the Mortgagee, its officers, employees, agents and contractors, may enter the Mortgaged Property to conduct the Environmental Survey. Any such fees and costs paid by the Mortgagee and the interest thereon shall be a lien on the Mortgaged Property prior to any claim, lien, right, title or interest in, to or on the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage and evidenced by the Note.

Section 1.8. Insurance Coverage. (a) The Mortgagor, until the Debt secured by this Mortgage shall be fully paid and satisfied, shall keep, as applicable, the Mortgagor, the Improvements and the Personal Property insured, by a company or companies and in form, amounts and with coverage and deductibles reasonable satisfactory to Mortgagee against:

(i) loss or damage by perils customarily included under standard "all risk" policies, and all other contingencies as may be required by the Mortgagee, which shall evidence, by endorsement, (i.e., a so-called "agreed amount" replacement cost endorsement insuring one hundred percent (100%) of the replacement cost of the Improvements) the agreement of the insurer to pay, upon the occurrence of an insured loss, a sum equal to the cost to repair or replace the lost or damaged Improvements and the Personal Property which shall be damaged or destroyed by reason of an insured loss, with property of a like kind and quality, without deduction for depreciation and normal wear and tear;

(ii) the coverages provided by so called Commercial General Liability insurance, applicable to the Mortgaged Property, in such amounts as are usually carried by persons or entities owning properties similar to the Mortgaged Property wherein is being conducted the business then being conducted therein in the same general locality as that of the Mortgaged Property, but in any event for amounts not less than $1,000,000.00 for each occurrence, for death, personal injury and property damage, and $2,000,000.00, in the aggregate for covered occurrences, together with an umbrella or excess liability policy in an amount of not less than $5,000,000.00, which amounts shall be increased, from time to time, to reflect what a reasonably prudent owner or lessee of buildings or improvements similar in type and locality to that of the Mortgaged Property would carry;

(iii) the coverages provided by explosion insurance in respect of any steam and pressure boilers and similar apparatus, if any, in the Mortgaged Property in such amounts as are usually carried by persons or entities operating similar properties in the same general locality to that of the Mortgaged Property but in any event in an amount no less than $1,000,000.00;

(iv) the coverages provided by business interruption insurance in an amount equal to one year's loss of gross earnings, rental value and the extra expense that could result from the cessation of the business conducted by the Mortgagor at the Mortgaged Property or rent insurance against one year's loss of gross rental income (whichever of the two types of insurance is applicable) arising out of damage or destruction by reason of the risks described above in Subsections (i) and (iii). All proceeds of such insurance in the event of loss recovery thereunder shall be paid to the Mortgagee and shall be held and applied by the Mortgagee to the extent of such loss recovery toward the payment of principal and/or interest due under the Note, real estate taxes and insurance premiums and any and all sums and obligations secured by this Mortgage, as they become due under the Note or this Mortgage. If the Debt has been repaid in full, any excess insurance proceeds shall be paid to the Mortgagor. No amounts so held shall be deemed to be trust funds, but may, at the option of the Mortgagee, be commingled with general funds of the Mortgagee and no interest shall be payable thereon. If, pursuant to any provision of the Note and of this Mortgage, the entire amount of the principal amount of the Debt becomes due and payable, the Mortgagee shall have the right, at its election, to apply any amounts paid to the Mortgagee under this Subsection against the Debt;

(v) the coverages provided by all-risk builders' risk insurance with respect to the Mortgaged Property during any period in which there is any construction occurring with respect to the Improvements, in an amount no less than the full replacement cost of the Improvements which are the subject of the construction;

(vi) if the Mortgaged Property is now located in an area having special flood hazards or if such area hereafter shall be designated by the United States Government, or any agency thereof, as having special flood hazards, the coverages provided by a policy insuring against floods in an amount equal to the lesser of (A) the principal amount secured by this Mortgage or (B) the maximum amount available pursuant to federal law;

(vii) insurance against such other hazards (including war damage insurance, if and when the same is available from the United States Government or any agency or subdivision thereof) as may be reasonably required by the Mortgagee from time to time and as are customarily insured against with respect to like properties; and

(viii) in addition, shall keep and maintain worker's compensation insurance to the full extent required by applicable law for all employees of the Mortgagor engaged in any work on or about the Mortgaged Property.

(b) All companies which shall provide the insurance required by this Mortgage shall have a rating of A-8 or better, in the edition of Bests Key Rating Guide current for the time when the insurance is given, and shall be qualified to do business in the State where the Mortgaged Property is located.

(c) At the time of the execution of this Mortgage and at least thirty (30) days prior to the expiration of each policy required to be provided by the Mortgagor pursuant to the provisions of this Section, the Mortgagor shall deliver to the Mortgagee the policy or policies or renewal policy or policies, as the case may be, with appropriate evidence of the payment of the premium therefor.

(d) The insurance policies required to be procured pursuant to this Mortgage shall:

(i) as to the insurance coverage required under subsection (a) (i), (iii), (iv) and (v) above, contain a standard New Jersey non-contributory form of mortgagee endorsement satisfactory to the Mortgagee, naming the Mortgagee, its successors and assigns as their interests may appear, as "mortgagee insured", and as "loss payee", and providing that no act, omission or negligence of the Mortgagor, or its agents, servants or employees, or of any tenant under any lease for the whole or any part of the Mortgaged Property, which might otherwise result in a forfeiture of such insurance or any part thereof, shall in any way affect the validity or enforceability of such insurance insofar as the Mortgagee is concerned;

(ii) as to all other coverage name the Mortgagor and the Mortgagee, as named insureds, as their respective interests may appear; and

(iii) provide, to the extent obtainable, that such policies may not be canceled or amended or in any way limited in coverage or reduced in amount without at least thirty (30) days' prior written notice to the Mortgagee, that no claims thereunder shall be paid without at least ten (10) days prior written notice to the Mortgagee and that the insurance proceeds or awards may be adjusted only after obtaining the prior written consent of the Mortgagee (which consent shall not be unreasonably withheld or delayed).

(e) The Mortgagor, at its expense, will furnish to the Mortgagee, within ninety (90) days after demand (but not more frequently than once in each consecutive period of sixty (60) calendar months which period commences with the appraisal made in connection with this Mortgage) proof of the then full insurable value of the Improvements and the Personal Property, such proof to be by appraisals reasonably satisfactory in form and substance to the Mortgagee and prepared by an appraiser designated and paid for by the Mortgagor and approved by the Mortgagee. No failure or omission on the part of the Mortgagee to request any such appraisals or proof shall relieve the Mortgagor of any of its obligations under this Section.

(f) In the event that any one or more of the properties comprising any of the Improvements or the Personal Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, the Mortgagor shall promptly restore, replace, rebuild or alter the damaged or

destroyed Improvements and Personal Property, in either case as nearly as possible to the condition the Improvements and Personal Property were in prior to such damage or destruction, without regard to the availability or adequacy of insurance proceeds but only if Mortgagee shall make the insurance proceeds obtained by it available to Mortgagor to pay for such work. If the damage be of such nature as to require the Mortgagor to construct a replacement for, or to alter the damaged or destroyed items in any material or substantial way, the Mortgagor shall, before commencing any such work, submit to the Mortgagee for the Mortgagee's approval, which shall not be unreasonably withheld or delayed, copies of the plans and specifications therefor to be prepared by an architect or engineer selected by the Mortgagor, subject to the approval of the Mortgagee, who shall then be licensed by the state in which the Mortgaged Property is located, and who shall have been placed in charge of the restoration of the Improvements.

(g) Until the full payment of the Debt, the Mortgagee shall have and hold the insurance policies described in this Section as collateral and further security for the payment of the Debt. In default of the Mortgagor's compliance with this Section, (i) the Mortgagor hereby agrees to indemnify and hold the Mortgagee harmless against all damage, loss or liability resulting from all risks that would have been covered by such insurance to the extent of the benefit which would have been received by the Mortgagee had the insurance coverage required to be obtained under this Subsection been obtained and maintained by the Mortgagor as required hereunder and (ii) the Mortgagee or its successors or assigns may, but shall have no obligation to, place such insurance as described above, from time to time, in an amount in the aggregate not exceeding the amount of insurance required to be obtained under this Section, for the purpose aforesaid, and pay the premium or premiums therefor. In the event of such payment, the Mortgagor will pay to the Mortgagee, its successors or assigns such premium or premiums so paid by the Mortgagee, upon demand, together with interest from the date that such sum is advanced, payment made or expense incurred, to and including the date of reimbursement, computed at the Default Rate. Any such sum paid by the Mortgagee and the interest thereon shall be a lien on the Mortgaged Property prior to any claim, lien, title or interest in, to or on or claim upon the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage and shall be deemed to be secured by this Mortgage and evidenced by the Note. In addition, in the event of a default of such payment by the Mortgagor or of the delivery of policies as provided above in this Section, the Debt shall, at the option of the Mortgagee, its successors or assigns, immediately become due and payable.

(h) The insurance required pursuant to this Section may be effected by a policy of blanket insurance which may cover property in addition to the Mortgaged Property, provided that the coverage shall be the same as if the Mortgaged Property were the sole property insured and the Mortgagor shall deliver to the Mortgagee a duplicate original copy or copies thereof or original insurance certificates therefor.

Section 1.9. Insurance Proceeds. (a) The Mortgagor shall give the Mortgagee prompt notice of any damage or destruction by fire or casualty occurring at the Mortgaged Property and the Mortgagor shall make such temporary repairs as are necessary for the protection of the Improvements. The proceeds of any insurance paid on account of any damage or destruction to the Mortgaged Property shall be paid over to the Mortgagee to be applied as hereinafter provided. In the event any such insurance proceeds shall be paid to the Mortgagor or by two-party check delivered to the Mortgagor, the Mortgagor shall forthwith pay such insurance proceeds to the Mortgagee, or endorse such two-party check and deliver it to Mortgagee (as the case may be), and the Mortgagor shall be personally liable for any such insurance proceeds not paid to the Mortgagee, notwithstanding any exculpation provision contained in this Mortgage or in any other Loan Document (as defined in

Section 2.1.1(h) of this Mortgage).

(b) The Mortgagee shall have the option, in its sole discretion, to apply any insurance proceeds it may receive by reason of damage or destruction to the Mortgaged Property toward payment of the Debt, or the same may be paid over either wholly or in part to the Mortgagor or to the heirs, successors or assigns of the Mortgagor for the repair of the Improvements and Personal Property or for the erection of new Improvements and the acquisition and installation of new Personal Property in their place, or for any other purpose or object reasonably satisfactory to the Mortgagee, and, if the Mortgagee shall receive and retain insurance money for such damage to the Mortgaged Property, the lien of this Mortgage shall be affected only by a reduction of the amount of said lien by the amount of such insurance money received and retained by the Mortgagee and applied toward payment of the obligations secured hereby.

Section 1.10. Condemnation. (a) The Mortgagor shall give the Mortgagee prompt notice of any condemnation or eminent domain proceedings affecting the Mortgaged Property.

(b) The Mortgagor will not enter into any agreement for a Taking of the Mortgaged Property, or any part thereof, without the prior written consent of the Mortgagee (which consent shall not be unreasonably withheld or delayed).

(c) In the event the whole or any part of the Mortgaged Property shall be the subject of a Taking, or shall be voluntarily conveyed in lieu thereof prior to the payment in full of the Debt, the Mortgagor shall pay to the Mortgagee, during the period from the date of a Taking (or conveyance in lieu thereof) to the payment in full of the Debt, the difference, if any, between the interest payable thereon at the rate stipulated in the Note in respect of the Debt and the interest actually paid to the Mortgagor by the entity exercising the right of eminent domain or to whom the Mortgaged Property was conveyed in lieu of the exercise of such power.

(d) All Awards are hereby assigned to the Mortgagee. The Mortgagee and its legal representatives, successors and assigns (at its or their option) are hereby irrevocably authorized and empowered to collect and receive the Awards from the authorities making the same, to give proper receipts and acquittances therefor in any of their names or in the name of the Mortgagor, and to apply the same toward the payment of the Debt, the Note or this Mortgage, in such priority and proportions as the Mortgagee in its reasonable discretion shall deem proper, although the Debt secured by this Mortgage then may not be due and payable. If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by the Mortgagee of any Awards, the Mortgagee shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive any Awards, or a portion thereof sufficient to pay the Debt, whichever is less.

(e) Notwithstanding any Taking, the Mortgagor shall continue to pay the Debt at the time and in the manner provided for in the Note and in this Mortgage and the Debt shall not be reduced until any Awards shall have been actually received and applied by the Mortgagee to the discharge of the Debt. The Mortgagor shall file and prosecute its claim or claims for any Awards in good faith and with due diligence and cause the same to be collected and paid over to the Mortgagee. The Mortgagor, further, hereby irrevocably appoints the Mortgagee and its officers and employees the attorney-in-fact of the Mortgagor, coupled with an interest, to file, prosecute, settle, and compromise its claims for any Awards, to receive any Awards and to endorse any instruments with respect thereto. The Mortgagor further agrees that although it is hereby expressly agreed that the

same shall not be necessary in any event, the Mortgagor shall, upon demand, of the Mortgagee, make, execute and deliver to it any and all assignments and other instruments sufficient for the purpose of assigning any Awards to the Mortgagee, free, clear and discharged of any encumbrances of any kind or nature whatsoever.

Section 1.11. Estoppel Certificates. The Mortgagor, within thirty (30) days of the receipt of a request from the Mortgagee, but not more frequently than twice in any twelve month period, will furnish a written statement, duly acknowledged, of the amount due on the Debt and whether any offsets and defenses exist against the Debt.

Section 1.12. Financial Statements. (a) The Mortgagor agrees to furnish the Mortgagee, the financial statements required pursuant to the provisions of the Note.

(b) Promptly after a request therefor, the Mortgagor shall furnish to the Mortgagee such other financial data or information as the Mortgagee may reasonably request from time to time.

(c) if requested by Mortgagee, at the same time as it delivers the financial statements required under the provisions of Subsections (a) and (b) above, the Mortgagor shall furnish to the Mortgagee a certificate signed by the Mortgagor, to the effect that no default under the Note, an Event of Default under this Mortgage nor a default in or under any other Loan Documents, and no event which, with the giving of notice or the lapse of time, or both, would severally constitute such an event of default, has occurred, and specifying in reasonable detail, the exceptions, if any, to such statement.

(d) The Mortgagee shall have the right to inspect the books and records of the Mortgagor at reasonable times upon reasonable written notice but not more than one time in any calendar year unless an Event of Default has occurred and is continuing or Mortgagee has reasonable cause that material adverse financial issues have arisen.

Section 1.13. Restrictions on Sales and Transfers. The Mortgagor shall not, without the consent in writing of the Mortgagee, voluntarily change the use of the Mortgaged Property (except as contemplated by the Redevelopment Agreement or as provided in Section 1.3a herein) or sell, transfer, or convey its interest in the Mortgaged Property or any part thereof in or by any one or series of transactions or permit the Mortgaged Property or any part thereof or any interest therein to be sold, transferred, or conveyed. For the purposes of this Section a "sale" shall include: (I) if the Mortgagor is a corporation, any of its voting shares of stock shall be sold, transferred or pledged, or the majority interest therein shall be transferred by the issuance of new shares or otherwise, in any one or series of transactions; or, (II) if the Mortgagor is a partnership, limited liability company, joint venture or similar entity, any direct or indirect interest or interests in the Mortgagor be sold, transferred or pledged or the majority of the interests therein be transferred or diluted by the admission of new partners, members or otherwise, in any one or series of transactions; or, if by operation of law, either the Mortgaged Property or such voting shares or interests shall be sold, transferred or pledged, in any one or series of transactions. Consent to one such transaction shall not be deemed to be a waiver of the right to require such consent to further or successive transactions. Notwithstanding the foregoing, transfers among the current members of the Mortgagor or to or among their immediate family members or trusts or other entities created on their behalf shall be permitted without the prior written consent of the Mortgagee provided at all times the Guarantor maintains control over the Mortgagor and the Mortgaged Property. The transfer of shareholder interests in the Guarantor (which is the sole member of the Mortgagor) shall not violate this Mortgage or any other Loan

Documents.

Section 1.14. Restrictions on Leasing and Further Encumbrances. The Mortgagor shall not, without first obtaining the prior consent of the Mortgagee in each such instance (which consent with respect to subsections (d), (e), (f), (g) and (h) shall not be unreasonably withheld or delayed):

(a) mortgage, convey or grant a lien subordinate to this Mortgage on the Mortgaged Property, or on any or all of the Land, Improvements, Personal Property or Appurtenances of which it is comprised except to the Mortgagee;

(b) collect any Rents for a period of more than one (1) month in advance other than the security deposited in connection with a Lease;

(c) further pledge, transfer, mortgage or otherwise encumber or assign the Leases and Rents except to the Mortgagee;

(d) waive, excuse, condone, discount, set-off, compromise, cancel, terminate or in any manner release or discharge, any tenant under any Lease, of and from any obligations, covenants and agreements by said tenant to be kept, observed and performed, including the obligation to pay rent thereunder, in the manner and at the place and time specified therein;

(e) cancel, terminate or consent to any surrender of any Lease, except as may be provided in any such Lease, or commence an action of ejectment or any summary proceedings for dispossession of the tenant under any Lease or execute any right to recapture provided in any Lease;

(f) execute or permit to exist any Lease except for occupancy by the lessee under and pursuant to a written lease in form and substance satisfactory to the Mortgagee and with a lessee reasonably satisfactory to Mortgagee (consent for new Leases shall not be required if such leases are for a base rental of not less than the Leases being replaced or renewed or, with respect to the Redevelopment Parcel, are not less than the PC Richards Lease, the Staples Lease or the rent contemplated to be paid under the Kohls Letter of Intent and the CVS Letter of Intent);

(g) modify, amend, extend or renew any Lease, or permit the lessee under any Lease to assign the tenancy thereunder unless such lessee has such right of assignment under its lease without the necessity of obtaining Mortgagor's consent thereto;

(h) relocate any tenant under any Lease, nor consent to any modification of the express purposes for which such space has been leased, nor consent to any subletting of all or any portion of the Mortgaged Property, or to an assignment of any Lease or a further subletting of any sublease, except as may be provided in any Lease;

(i) consent or agree to accept a subordination of any Lease to any mortgage or other encumbrance (other than this Mortgage) now or hereafter affecting the Mortgaged Property;

(j) create or permit to exist any easement or restrictive covenant affecting the Mortgaged Property.

Consent to one such transaction shall not be deemed to be a waiver of the right to require such consent to future or successive transactions.

If any Lease terminates by its terms or due a default by the tenant thereunder, the Mortgagor shall use its best efforts to re-lease such space such that the outstanding principal amount of the loans evidenced by the Note does not exceed fifty percent (50%) of the then "as is" appraised value of the Mortgaged Property and the Mortgagor's net income before depreciation, amortization and interest expense is not less than 1.3 times the annual payments to be made on the Note (with the assumption of principal and interest mortgage-style monthly payments calculated on a thirty (30) year amortization schedule and the then current market interest rate for similar loans).

Section 1.15. Liens. The Mortgagor shall discharge of record, by the filing of a bond pursuant to court order or otherwise, any mechanic's or materialmen's lien or a judgment lien filed against the Mortgaged Property, within forty-five (45) days after receipt of notice of the filing thereof.

Section 1.16. No Recorded Restrictions Based on Race, Etc. The Mortgagor shall not execute or file or record any instrument which imposes a restriction upon the sale or occupancy of the Mortgaged Property on the basis of race, sex, religion, national origin, color or creed. Upon any violation of this undertaking, the Mortgagee may, at its option, declare the unpaid balance of the Debt to be immediately due and payable.

Section 1.17. Maintenance of Existence. The Mortgagor will, if other than a natural person, do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as a business or stock corporation, partnership, limited liability company, trust or other entity under the laws of the jurisdiction of its formation or incorporation and will comply with all regulations, rules, ordinances, laws, statutes, orders and decrees of any governmental authority applicable to it or to the Mortgaged Property, or any part thereof. If the Mortgagor herein is a corporation, then the Mortgagor represents that the execution of this Mortgage has been duly authorized by the Board of Directors of the Mortgagor and this Mortgage is made in the regular and ordinary course of business. If the Mortgagor herein is a partnership, limited liability company or joint venture, then the Mortgagor represents that, as may be the case, all of its general partners, members, and, to the extent required by law and its organizational documents, its limited partners, members, if any, have authorized the execution of this Mortgage and this Mortgage is made in the regular and ordinary course of business.

Section 1.18. Usury. Nothing herein or in the Note, and none of the terms, covenants, conditions or obligations hereof or thereof shall impose or shall be deemed to impose upon the Mortgagor an obligation to make any payment, pay any interest or late charges in excess of, or do any act or take any action, or forbear from doing any act or taking any action, in violation of any statute, rule, ordinance or regulation in effect and effective as of the date of such payment, act, action or forbearance. In no event shall the Mortgagor be required to make any such illegal or impermissible payment or to take or do any such illegal or impermissible act or forbear from so doing or so taking nor shall any such failure so to pay or act or such forbearance be deemed a default hereunder. If the provisions of this Mortgage would at any time otherwise require payment by the Mortgagor to the Mortgagee of an amount of interest in excess of the maximum amount then permitted by law, the interest payments to the Mortgagee shall be reduced to the extent necessary so that the Mortgagee shall not receive interest in excess of such maximum amount. The terms, covenants, conditions and obligations hereof or of the Note requiring any such illegal or impermissible payment, act, action or

forbearance on the part of the Mortgagor to be made or taken are deemed amended, modified or altered in such a manner as to bring all and each of them into conformity with the applicable statutes, rules, ordinances or regulations in respect of the Mortgagor and the Mortgagor hereby covenants and agrees to abide by, conform to and comply with any and all such terms, covenants, conditions and obligations as so amended, modified or altered.

Section 1.19. Payment of Charges; Advances and Disbursements; Costs of Administration and Enforcement.

(a) Upon the occurrence of an Event of Default beyond any applicable notice and cure period, the Mortgagee may, but shall not be obligated to, cure such default, or make such payment in the name and on behalf of the Mortgagor. All sums advanced and all expenses incurred at any time by the Mortgagee pursuant to this Section 1.19 or as otherwise provided under the terms, covenants, conditions or obligations of this Mortgage or under applicable law shall be reimbursed by the Mortgagor to the Mortgagee, upon demand, and shall bear interest from the date that such sum is advanced, payment made or expense incurred, to and including the date of reimbursement, computed at the Default Rate. Any such sum paid by the Mortgagee and the interest thereon shall be a lien on the Mortgaged Property prior to any claim, lien, right, title or interest in, to or on the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage and evidenced by the Note.

(b) The Mortgagor shall bear and pay all direct and incidental expenses (including, without limitation, reasonable attorneys' fees and disbursements for legal services of every kind at trial and appellate level) relating to the administration of this Mortgage and the other Loan Documents (as defined in Section 2.1.1(h) of this Mortgage) including, without limitation, the performance of new appraisals of the Mortgaged Property necessitated by (i) the Mortgagee's credit policy guidelines applicable to mortgage loans made by Mortgagee or (ii) any regulatory requirements imposed upon Mortgagee by any governmental or quasi-governmental entity having jurisdiction over Mortgagee. All such expenses paid by the Mortgagee shall be reimbursed by the Mortgagor to the Mortgagee, upon demand, and shall bear interest from the date that such sum is advanced, payment made or expense incurred, to and including the date of reimbursement, computed at the Default Rate. Any such sum paid by the Mortgagee and the interest thereon shall be a lien on the Mortgaged Property prior to any claim, lien, right, title or interest in, to or on the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage and evidenced by the Note.

Section 1.20. Assignment of Leases and Agreements.

(a) Neither the Mortgagor nor any tenant under any Lease shall have the right or power, as against the Mortgagee without its consent, to cancel, abridge or otherwise modify tenancies, subtenancies, leases or subleases now or hereafter in effect in respect of all or any part of the Mortgaged Property or the Improvements or to accept or make, as the case may be, prepayments of installments of rent to become due thereunder. The Rents of the Mortgaged Property are hereby transferred and assigned to the Mortgagee, and the Mortgagee shall have the right to enter upon the Mortgaged Property for the purpose of collecting the same and to let and operate the Mortgaged Property or any part thereof and to apply the Rents, either in whole or in part, as the Mortgagee elects, to the payment of all charges and expenses of the Mortgaged Property or in reduction of any part of the Debt or other sums due or to become due under the Note or this Mortgage. This assignment and grant shall continue in effect until the Debt and all other obligations secured by this

Mortgage are paid if full. The Mortgagee hereby waives the right to enter upon the Mortgaged Property for the purpose of collecting the Rents and the Mortgagor shall have a license to collect and receive the Rents until an Event of Default hereunder, but such license of the Mortgagor may be revoked by the Mortgagee upon any such Event of Default. From and after the occurrence of an Event of Default hereunder all Rents collected or received by Mortgagor shall be accepted and held for Mortgagee in trust and shall not be commingled with the funds and property of Mortgagor, but shall be promptly paid over to Mortgagee. The Mortgagee may apply all Rents or any part thereof so received hereunder, after the payment of all of its expenses including costs and attorneys' fees, to the Debt in such manner as it elects or at its option the entire amount or any part thereof so received may be released to the Mortgagor.

(b) All future Leases entered into after the execution of this Mortgage for the whole or any part of the Mortgaged Property shall contain the following provision (or a provision substantially the same):

> "Tenant/Lessee hereby agrees not to look to the mortgagee of (i)the fee interest in the premises demised by this Lease or (ii) the lease to which this Lease is subordinate, in such mortgagee's capacity as mortgagee, mortgagee in possession, successor in title to such interest, or otherwise, for accountability for any security deposit required by the landlord hereunder, unless said sums have actually been received by said mortgagee as security for the tenant's performance of this Lease."

Section 1.21. [Reserved].

Section 1.22. Right of Inspection. Subject to the rights of tenants, the Mortgagee and its agents shall have the right to enter and inspect the Mortgaged Property at all reasonable times upon reasonable notice.

Section 1.23. Late Charges. In the event that any payment cannot be debited on its debit date, a "late charge" of five cents ($.05) for each dollar so overdue may be charged by the Mortgagee for the purpose of defraying the expenses incident to handling such delinquent payment.

Section 1.24. Environmental Matters. (a) For purposes of this Mortgage, the following terms shall have the following meanings:

"Environmental Complaint" - shall mean any judgment, lien, order, complaint, notice, citation, action, proceeding or investigation pending before any Governmental Authority, including, without limitation, any environmental regulatory body, with respect to or threatened against or affecting the Mortgagor or relating to its business, assets, property or facilities or the Mortgaged Property, in connection with any Hazardous Material or any Hazardous Discharge or any Environmental Law.

"Environmental Laws" - shall mean any applicable federal, state or local laws, rules, regulations, resolutions, ordinances, directives or orders (whether now existing or hereafter enacted or promulgated) or any judicial or administrative interpretation of such laws, rules, regulations, resolutions, ordinances, directives or orders or any other applicable determination regarding land, water, air, health, safety or environment including, for example but not limited to, the Federal

Statutes and the State Statute.

"Governmental Authority" - shall mean any federal, state, or local government, governing body, agency, court, tribunal, authority, subdivision, bureau or other recognized body having jurisdiction to enact, promulgate, interpret, enforce, review or repeal any Environmental Law.

"Hazardous Discharge" - shall mean any release of a Hazardous Material caused by the seeping, spilling, leaking, pumping, pouring, emitting, using, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Hazardous Material into the environment, and any liability for the costs of any cleanup or other remedial action.

"Hazardous Materials" - shall mean, without limitation, flammables, explosives, radioactive materials, radon, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls or related or similar materials, petroleum products, explosives, radioactive materials, or any other hazardous or toxic or harmful materials, wastes and substances or any other chemical, material, substance or element which is hereinafter defined, determined, identified, prohibited, limited or regulated by the Environmental Laws, or any other chemical, material, substance or element which is known to be harmful to the health or safety of occupants of property or which is hereinafter defined as a hazardous or toxic substance by any Federal, State, or local law, ordinance, rule or regulation, including, but not limited to the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. 1801 et seq.), and/or the regulations promulgated in relation thereto, all as the same may be amended from time to time (collectively, the "Federal Statutes"); all laws relating to Hazardous Materials in the State of New Jersey (the "State Statute"), and the regulations promulgated in relation thereto, all as the same may be amended from time to time.

(b) The Mortgagor covenants, represents and warrants that (except as set forth in the site assessment of the Mortgaged Property received by the Mortgagee):

(i) to the best of the Mortgagor's knowledge, the Mortgaged Property has never been used by owners, operators or occupants or the Mortgagor to generate, manufacture, refine, transport, treat, store, handle or dispose, transfer, produce, process or in any manner deal with any Hazardous Material (notwithstanding the foregoing and anything to the contary contained herein, by its acceptance of this Mortgage, the Mortgagee acknowledges that it is aware that environmental remediation is required at the Redevelopment Parcel and that as part of the development of the Redevelopment Parcel the remediation will be conducted and completed in accordance with all applicable laws and regulations),

(ii) the Mortgagor has not received a summons, citation, directive, letter or other communication, written or oral, from any Government Authority concerning any intentional or unintentional action or omission on the Mortgagor's part which had resulted in the violation of any Environmental Laws, as the same may relate to the Mortgaged Property,

(iii) no lien is currently attached to any revenues or any real or personal property owned by the Mortgagor and located in the state where the Mortgaged Property is located, including, but not limited to the Mortgaged Property, for "Damages" and/or "Cleanup and Removal

Costs", as such terms are hereinafter defined in any Environmental Law, or arising from an intentional or unintentional act or omission in violation thereof by the Mortgagor or by any previous owner and/or operator of such real or personal property, including, but not limited to the Mortgaged Property,

(iv) the Mortgagor has duly complied in all material respects, and shall continue to comply, with the provisions of the Environmental Laws governing it, its business, assets, property, facilities and the Mortgaged Property, and shall keep the Mortgaged Property free and clear of any liens imposed pursuant to such laws,

(v) the Mortgagor shall not, and shall not permit any of its officers, partners, members, employees, agents, contractors, licensees, tenants, occupants or others to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with any Hazardous Material on the Mortgaged Property except in accordance with all Environmental Laws applicable thereto,

(vi) there is not now outstanding any Environmental Complaint issued by any Governmental Authority to the Mortgagor or relating to the Mortgagor's business, assets, property, and facilities or the Mortgaged Property under any Environmental Law, and there is not now existing any condition which, if known by the proper authorities, could result in any Environmental Complaint, and that

(vii) the Mortgagor has, and will continue to have, all necessary licenses, certificates and permits under the Environmental Laws relating to the Mortgagor and its facilities, property, assets, and business, and the Mortgaged Property and the foregoing are in compliance with all Environmental Laws.

(c) If the Mortgagor receives any notice of (i) the presence of Hazardous Materials on the Mortgaged Property in violation of any Environmental Law, (ii) any violation of or noncompliance with any Environmental Law, (iii) the occurrence of a Hazardous Discharge on or about any asset, business, facility or property of the Mortgagor or caused by the Mortgagor, or (iv) any Environmental Complaint affecting the Mortgagor or the Mortgaged Property, then the Mortgagor will give written notice of the foregoing to the Mortgagee within ten (10) days of receipt thereof and shall promptly comply with the Environmental Laws and all other laws, regulations, resolutions and ordinances to correct, contain, cleanup, remove, resolve or minimize the impact of such Hazardous Materials, Environmental Discharge or Environmental Complaint.

(d) Notwithstanding the foregoing provisions of Subsection (c) above, the Mortgagor shall have the right (i) to contest (a "Contest") by appropriate administrative, legal or equitable proceedings, diligently prosecuted, in good faith, in its name or in the name of the Mortgagee if required by law, at the sole cost and expense of the Mortgagor, the validity or applicability of any Environmental Laws, or any Environmental Complaint against the Mortgaged Property or the Borrower, and (ii) to postpone compliance with the Environmental Laws until the final determination of such Contest without violating the provisions of this Mortgage provided, however:

(i) enforcement proceedings with respect to any and all Environmental Laws are deferred or stayed during the pendency of the Contest,

(ii) the Mortgagee shall not be subject to any civil or criminal or other penalties or liabilities, costs or expenses by reason of any such Contest or postponement in complying with the Environmental Laws,

(iii) the Mortgagor, at Mortgagee's request, shall (i) post a bond, cause the issuance of a letter of credit or provide such other security required under the provisions of Subsection (c) above,

(iv) the lien of this Mortgage shall not be impaired in the sole reasonable judgment of the Mortgagee and no default shall exist under this Mortgage beyond any applicable notice and cure period,

(v) any Contest shall be instituted promptly after Mortgagor receives notice of the existence of any Environmental Law which imposes an obligation upon the Mortgagor or the Mortgagee or the Mortgagor receives notice of any Environmental Complaint which asserts any obligation or liability affecting the Mortgagor, the Mortgagee or all or any portion of the Mortgaged Property, and such Contest shall at all times be diligently prosecuted until a final disposition is obtained that negates such assertion of obligation or liability, and

(vi) the Mortgagor shall notify the Mortgagee in writing within ten (10) days after commencement of a Contest, and shall give the Mortgagee a monthly report, during the period of a Contest, on the Mortgagor's progress with respect thereto, and shall promptly give the Mortgagee such other information with respect thereto as the Mortgagee shall reasonably request.

(vii) The Mortgagee will, at the expense of the Mortgagor, execute and deliver any documents jurisdictionally necessary or proper to prosecute such Contest proceedings. The Mortgagee, at the cost and expense of the Mortgagor, shall have the right (but not the obligation) to join in any Contest.

(e) If Mortgagor is not proceeding in a reasonable manner to cure, as reasonably determined by Mortgagee, without limitation of the Mortgagee's rights under this Mortgage or applicable law, the Mortgagee shall have the right, but not the obligation, to exercise any of its rights to cure as provided in this Mortgage or to enter onto the Mortgaged Property or to take such other actions as it deems necessary or advisable to correct, contain, cleanup, remove, resolve or minimize the impact of, or otherwise deal with, any such Hazardous Material, Hazardous Discharge or Environmental Complaint upon its receipt of any notice from any person or entity or Governmental Authority, informing the Mortgagee of such Hazardous Material, Hazardous Discharge or Environmental Complaint, which if true, could materially adversely affect the Mortgagor or any part of the Mortgaged Property or which, in the sole reasonable opinion of the Mortgagee, could materially adversely affect its collateral security under this Mortgage. All reasonable costs and expenses incurred and paid by the Mortgagee in the exercise of any such rights shall be paid by the Mortgagor to the Mortgagee upon demand, together with interest from the date that such sum is advanced, payment made or expense incurred, to and including the date of reimbursement, computed at the Default Rate. Any such sum paid by the Mortgagee and the interest thereon shall be a lien on the Mortgaged Property prior to any claim, lien, right, title or interest in, to or on the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage and evidenced by the Note.

(f) If the Mortgagee has reasonable grounds to believe a violation of any Environmental Law has occurred or if an Event of Default beyond any applicable notice and cure period has occurred and is continuing then, upon reasonable notice to the Mortgagor, the Mortgagee, its officers, employees, agents and contractors, may enter the Mortgaged Property to inspect it and to conduct, complete and take such tests, samples, analyses and other processes (an "Environmental Survey") as the Mortgagee shall require to determine the Mortgagor's compliance with this Subsection and the Environmental Laws. The costs, expenses and fees of the Mortgagee of such entry, inspection, tests, samples, analyses and processes shall be paid and reimbursed by the Mortgagor to the Mortgagee, upon demand, and if not paid within ten (10) business days of demand then together with interest from the date that such sum is advanced, payment made or expense incurred, to and including the date of reimbursement, computed at the Default Rate. Any such sum paid by the Mortgagee, with interest thereon at the rate provided to be paid on the indebtedness secured by this Mortgage, shall be a lien on the Mortgaged Property prior to any claim, lien, right, title or interest in, to or on the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage and evidenced by the Note.

(g) Upon written request, the Mortgagor shall provide to the Mortgagee the following information pertaining to all operations conducted in or on the Mortgaged Property that are in Mortgagor's possession:

(i) copies of all licenses, certificates and permits under the Environmental Laws;

(ii) material safety data sheets and maps, diagrams and site plans showing the location of all storage areas and storage tanks for all Hazardous Materials or other chemicals in, used at, manufactured at, brought to or stored at the Mortgaged Property;

(iii) copies of all materials filed with any Governmental Authority;

(iv) a description of the operations and processes of the Mortgagor; and

(v) any other information which the Mortgagee may reasonably require.

(h) The Mortgagor covenants and agrees, at its sole cost and expense, to indemnify, protect, and save the Mortgagee harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, costs and reasonable attorneys' fees and disbursements, generally, and at trial and appellate level and experts' fees and disbursements) which may at any time be imposed upon, incurred by or asserted or awarded against the Mortgagee and arising from or out of:

(i) the Mortgagor's failure to perform and comply with this Section, or

(ii) any Hazardous Material, any Hazardous Discharge, any Environmental Complaint, or any Environmental Law applicable to the Mortgagor, its operations, business, assets, property or facilities, or the Mortgaged Property, or

(iii) the imposition of any lien against the Mortgaged Property to the

extent of damages caused by, or the extent of the recovery of any costs for the cleanup, release or threatened release of any Hazardous Material; or

(iv) any action against the Mortgagor under this indemnity or the assertion by the Indemnitor of any defense to its obligations hereunder.

Section 1.25. [Reserved].

Section 1.26. Indemnity. That the Mortgagor hereby indemnifies the Mortgagee and agrees to hold the Mortgagee harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including reasonable attorneys' fees) paid, incurred or suffered by or asserted against the Mortgagee at any time for, with respect to, or as a direct result of any fraud or intentional misrepresentation by the Mortgagor or any guarantor of the Debt, or the misapplication of any proceeds, or any other law or regulation or from the intentional waste of the Mortgaged Property.

ARTICLE II

DEFAULTS AND REMEDIES

Section 2.1.1. Events of Default-Optional Acceleration. The Debt shall become due, at the option of the Mortgagee, upon the occurrence of any of the following events, which event shall be an "Event of Default":

(a) after default in the payment of any installment of principal or interest as provided in the Note,

(b) after default after ten (10) days prior written notice in the payment when due and payable of any other sum of money required to be paid or expended under this Mortgage, the Note, or any other Loan Document (as hereinafter defined),

(c) if any warranty, representation or certification made herein or in any financial statement furnished pursuant hereto or in connection with the indebtedness evidenced by the Note and secured by this Mortgage (the "Loan") shall be materially false,

(d) after default in keeping the Mortgaged Property insured as herein provided,

(e) after default after ten (10) days prior written notice either in assigning and delivering the policies insuring the Improvements or the Personal Property against loss as hereinafter provided for or in reimbursing the Mortgagee for premiums paid on such insurance, as hereinabove provided for,

(f) after default after thirty (30) days prior notice in furnishing a statement of the amount due on this Mortgage and whether any offsets or defenses exist against the Debt, as hereinabove provided for,

(g) if the Mortgagor intentionally does or permits to be done anything that may in

any way impair the lien of this Mortgage or impair the value of the Mortgaged Property or any of the Improvements or weaken or diminish the security intended to be given under and by virtue of this Mortgage,

(h) upon the failure after thirty (30) days prior written notice of the Mortgagor to perform or comply with any other term, covenant, condition or obligation of this Mortgage or of the Note or of any term, covenant, condition or obligation of any other agreement or instrument executed by the Mortgagor which secures the indebtedness evidenced by the Note (collectively, the "Loan Documents"), or of any other agreement between the Mortgagor and the Mortgagee, in accordance with the terms hereof and thereof, provided if said failure is not reasonably capable of being cured within thirty (30) days it shall not be an Event of Default if Mortgagor diligently and in good faith continues to cure such default and same is capable of and is cured within one hundred twenty (120) days,

(i) a default under, or any attempted withdrawal, cancellation or disclaimer of liability under, any guarantee which guarantees payment of the Debt or any part thereof, or under any agreement giving security for any such guarantee, if any;

(j) [reserved],

(k) if a default beyond any applicable notice and grace period occurs under any mortgage which is prior, equal or subordinate to the lien of this Mortgage or the mortgagee under any such prior, equal or subordinate mortgage commences a foreclosure action in connection with said mortgage on the Mortgaged Property;

(l) the further mortgage, pledge or encumbrance by the Mortgagor of the Mortgaged Property or any part thereof or any interest therein without the prior written consent of the Mortgagee or the pledge, assignment or transfer of any direct membership interest in the Mortgagor without the prior written consent of the Mortgagee;

(m) the further assignment or encumbrance by the Mortgagor of the Rents arising from the Mortgaged Property, or any part thereof, without the prior written consent of the Mortgagee in each instance;

(n) if the Mortgagor leases all or any part of the Mortgaged Property in violation of Section 1.14 hereof, or effects any changes in any lease in violation of Section 1.14 hereof;

(o) if the Mortgaged Property ceases to be leased and managed by the current members of the Mortgagor or such other person or entity as may be approved by the Mortgagee in writing pursuant to a written agreement satisfactory to the Mortgagee in form and substance;

(p) any default, for thirty (30) days after notice and demand, in the payment of any taxes of any kind and nature, assessments, water and sewer charges, rents and rates, and other governmental or municipal charges, fines or impositions relating to the Mortgaged Property or any part thereof;

(q) any failure for thirty (30) days after notice and demand to exhibit to the Mortgagee receipted bills for any taxes of any kind and nature, assessments, water and sewer charges, rents and rates, and other governmental or municipal charges, fines or impositions herein

referred to;

(r) if the Mortgagee shall give the written notice specified above in Section 1.4(c) and payment is not made within the timeframe provided therein;

(s) if a default has occurred and continues beyond any applicable notice and cure periods under the Redevelopment Agreement;

(t) if the condemnation of the Ford Parcel is withdrawn, the Mortgagor fails to acquire the Ford Parcel and the proceeds from the loan evidenced by the Second Note are not returned to the Mortgagee to be applied as a prepayment on the Second Note;

(u) if the Redevelopment Agreement is amended without the prior written consent of the Mortgagee (which consent shall not be unreasonably withheld or delayed); or

(v) if (i) P.C. Richard's elects to terminate the P.C. Richard's Lease or (ii) the Mortgagee is not in receipt, on or before April 10, 2010, of a modification to the P.C. Richard's Lease which provides for the extension of the outside delivery date for the delivery of the site to P.C. Richard's in accordance with the terms of the P.C. Richard's Lease (the "Outside Delivery Date") to a date that would, as reasonably determined by Mortgagee, permit the Mortgagor to deliver the completed Improvements required by the P.C. Richard's Lease and the demised space to P.C. Richard's, unless, in either case, (1) the Mortgagor delivers to the Mortgagee cash collateral in the amount of $770,000.00 to be held by the Mortgagee until such time that either the Mortgagee receives (A) an executed modification to the P.C. Richard's Lease which extends the Outside Delivery Date to a date that would permit completion of its building and delivery of the demised space (as reasonably determined by Mortgagee) or (B) a new Lease for a term of not less than fifteen (15) years with an alternative tenant with equal or better credit than P.C. Richard's as reasonably determined by the Mortgagee and with annual rent equal to or greater than that provided under the P.C. Richard's Lease; or (2) the Mortgagor makes a prepayment on the Note in an amount such that after receipt of the prepayment (A) the aggregate principal amount outstanding on the Note does not exceed sixty-five percent (65%) of the the appraised value of the Mortgaged Property (as determined by an updated appraisal of the Mortgaged Property ordered by the Mortgagee and prepared at the expense of the Mortgagor) which excludes any income from the P.C. Richard's Lease and (B) the ratio of the annual net income (before depreciation, amortization and interest expense) from the Mortgaged Property after the completion of the Improvements contemplated pursuant to the Redevelopment Agreement (but excluding any net income from the P.C. Richard's Lease) is not less than 1.30 times the amount calculated by the Mortgagee for the annual principal and interest expense to be incurred by the Mortgagor on the Note (assuming monthly payments of principal and interest calculated on a mortgage-style amortization basis over a thirty (30) year period).

Section 2.1.2. Events of Default-Automatic Acceleration. The Debt shall forthwith and automatically become due, upon the occurrence of any of the following events which event shall also be an "Event of Default":

if the Mortgagor or the Guarantor shall:

(i) make an assignment for the benefit of creditors,

(ii) file a petition in bankruptcy, under Title 11 of the U.S. Code, as

amended (the "Bankruptcy Code"), or be adjudicated insolvent or bankrupt, file a petition in bankruptcy, or be adjudicated insolvent or bankrupt,

(iii) be the subject of an order for relief under the Bankruptcy Code, or petition or apply to any tribunal for the appointment of a receiver or a trustee for it or a substantial part of its assets,

(iv) file any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, whether now or hereafter in effect,

(v) have filed against it a petition, application or proceeding described above in subdivision (iv) or such a petition, application or proceeding shall have been commenced against it, which remains undismissed or unstayed for a period of thirty (30) days or more,

(vi) by any act or omission indicate its consent to, approval of or acquiescence in any petition, application or proceeding described above in subdivision (iv) or in the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its property,

(vii) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more,

(viii) conceal, remove or permit to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them,

(ix) make or suffer a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law,

(x) make any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid,

(xi) shall suffer or permit, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or distraint which is not vacated within thirty (30) days from the date thereof, or

(xii) generally not pay its debts as such debts become due.

Section 2.2. Remedies. (a) Upon the occurrence of any Event of Default, the Mortgagee may, in addition to any rights or remedies available to it hereunder or at law, take such action as it deems advisable to protect and enforce its rights against the Mortgagor and in and to the Mortgaged Property, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as the Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of the Mortgagee:

(i) declare the entire unpaid Debt to be immediately due and payable;

(ii) enter into or upon the Mortgaged Property, either personally or by its agents, nominees or attorneys, and dispossess the Mortgagor and its agents and servants therefrom,

and thereupon the Mortgagee may, subject to the terms of the Redevelopment Agreement, (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct the business thereat, (B) complete any construction on the Mortgaged Property in such manner and form as the Mortgagee deems advisable, (C) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property, (d) exercise all rights and powers of the Mortgagor with respect to the Mortgaged Property, whether in the name of the Mortgagor or otherwise, including the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Mortgaged Property and every part thereof, and (E) apply the receipts from the Mortgaged Property to the payment of the Debt, after deducting therefrom all expenses (including reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Mortgaged Property, as well as compensation for the services of the Mortgagee, its agents and employees;

(iii) institute proceedings for the complete foreclosure of this Mortgage, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels, and in such order as the Mortgagee shall determine;

(iv) with or without entry and, to the extent permitted, and pursuant to the procedures provided by, applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Debt then due and payable, subject to the lien of this Mortgage continuing unimpaired and without loss of priority so as to secure the balance of the Debt not then due;

(v) sell the Mortgaged Property or any part thereof and all estate, claim, demand, right, title and interest of the Mortgagor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in whole or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien on the remaining portion of the Mortgaged Property;

(vi) institute an action, suit or proceeding in equity for the specific performance of any covenants, conditions or agreements contained herein or in the Note;

(vii) recover judgment on the Note before, during, after or in lieu of any proceedings for the enforcement of this Mortgage;

(viii) apply for the appointment of a custodian, trustee, receiver, liquidator or conservator of the Mortgaged Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of the Mortgagor, or of any person, party or entity liable for the payment of the Debt;

(ix) pursue such other remedies as the Mortgagee may have under one or more of the other Loan Documents and/or any other collateral given as security for the Loan;

(x) pursue such remedies as the Mortgagee may have under applicable law; and

(xi) foreclose this Mortgage by power of sale or any other non-judicial means permitted by the laws of the state in which the Mortgaged Property is located.

(b) The purchase money proceeds or avails of any sale made under or by virtue of this Section 2.2, together with any other sums which then may be held by the Mortgagee under this Mortgage, whether under the provisions of this Section 2.2 or otherwise, shall be applied as follows:

First: To the payment of the costs and expenses of any such sale, including, without limitation, compensation to the Mortgagee, its agents and counsel, and of any judicial proceedings, including, without limitation, the costs and reasonable legal expenses of the Mortgagee in foreclosing or otherwise enforcing this Mortgage, wherein the same may be made, and of all expenses, liabilities and advances made or incurred by the Mortgagee under this Mortgage, together with interest at the Default Rate, and all taxes or assessments, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold.

Second: To the payment of the whole amount then due, owing or unpaid upon the Note for principal and interest with interest on the unpaid principal at the Default Rate from and after the happening of any Event of Default described above in Section 2.1 until the same is paid.

Third: To the payment of any other sums required to be paid by the Mortgagor pursuant to any provision of this Mortgage, the Note and all other Loan Documents.

Fourth: To the payment of the surplus, if any, to whosoever may be lawfully entitled to receive the same.

The Mortgagee and any receiver or custodian of the Mortgaged Property or any part thereof shall be liable to account for only those rents, issues and profits actually received by it.

(c) The Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, the Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(d) Upon the completion of any sale or sales made by the Mortgagee under or by virtue of this Section 2.2, the Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, granting, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. The Mortgagee is hereby irrevocably appointed the true and lawful attorney-in-fact of the Mortgagor (coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose the Mortgagee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons or entities with like power, the Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, the Mortgagor, if so requested by the Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to the Mortgagee or to such purchaser or purchasers all such instruments as may be

advisable, in the judgment of the Mortgagee, for such purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Section 2.2, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and against any and all persons or entities claiming or who may claim the same, or any part thereof, either from, through or under the Mortgagor.

(e) Upon any sale made under or by virtue of this Section 2.2 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), the Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may take settlement for the purchase price by crediting upon the Debt of the Mortgagor secured by this Mortgage the net sale price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which the Mortgagee is authorized to deduct under this Mortgage.

(f) The obligation of this Mortgage and of the Note shall continue until the Debt is paid in full notwithstanding any action or actions or partial foreclosure which may be brought to recover any amount or amounts for installments of principal, interest, taxes, assessments, water and sewer charges, rents and rates or insurance or other sums or charges due and payable under the provisions of this Mortgage.

(g) No recovery of any judgment by the Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of the Mortgagor shall affect in any manner or to any extent, the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, power or remedies of the Mortgagee hereunder, but such liens, rights, powers and remedies of the Mortgagee shall continue unimpaired as before, and notwithstanding any statutory rate of interest applicable with respect to judgments, after the entering or execution of any judgment, the Debt shall bear interest at the rate or rates payable under the Note and this Mortgage until the Debt shall have been paid in full.

(h) In the event of a foreclosure of this Mortgage or the succession by the Mortgagee to the interests of the Mortgagor hereunder, the purchaser of the Mortgaged Property or such successor shall succeed to all rights of the Mortgagor, including any right to proceeds of insurance and to unearned premiums, and in and to all policies or certificates of insurance assigned and delivered to the Mortgagee pursuant to this Mortgage.

(i) During such time that the Mortgagor shall be in default under this Mortgage, or under the Note, the Mortgagee, in the event that the Mortgagor shall not file a protest against any proposed assessed valuation of the Mortgaged Property at least fifteen (15) days prior to the last date on which such protest may be legally filed, or having filed such protest and the same having been denied, shall not have commenced a proceeding for the reduction of said assessed valuation at least fifteen (15) days prior to the last date of which such proceedings may be legally commenced, the Mortgagee may, but shall have no obligation to, file such protest or commence and prosecute such proceeding, in its own name or in the name of the Mortgagor, and the Mortgagor agrees to cooperate fully, in good faith, with the Mortgagee in the conduct of any such proceeding. All expenses of any such filing by the Mortgagee or its commencement of any such proceeding, including, but limited to, reasonable counsel fees, shall be borne by the Mortgagor, and if paid by the Mortgagee shall be

reimbursed by the Mortgagor to the Mortgagee, its successors or assigns, upon demand, together with interest from the date that such sum is advanced, payment made or expense incurred, to and including the date of reimbursement, computed at the Default Rate. All expenses incurred by the Mortgagee, as described above in this Subsection, and the interest thereon, shall be a lien on the Mortgaged Property prior to any claim, lien, title or interest in, to or on or claim upon the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage and shall be deemed to be secured by this Mortgage and evidenced by the Note.

(j) THE MORTGAGOR HEREBY WAIVES THE RIGHT TO TRIAL BY JURY, THE RIGHT TO CLAIM ANY OFFSET AND THE RIGHT TO ASSERT A COUNTERCLAIM (EXCEPT MANDATORY COUNTERCLAIMS) IN ANY ACTION OR PROCEEDING BROUGHT BY THE MORTGAGEE TO ENFORCE ANY OF ITS RIGHTS UNDER THE NOTE OR UNDER THIS MORTGAGE.

(k) [reserved].

(l) The Mortgagor shall not be relieved of the Mortgagor's obligation to pay the Debt at the time and in the manner provided for in the Note and this Mortgage by reason of (i) failure of the Mortgagee to comply with any request of the Mortgagor or any guarantor of the payment of the Note and/or of this Mortgage to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Note or of any other mortgage, instrument or document evidencing, securing or guaranteeing payment of the Debt or any portion thereof, (ii) the release, regardless of consideration, of the whole or any part of the Mortgaged Property or any other security for the Debt or the release of any individual or entity guaranteeing the payment of the Note and/or of this Mortgage, or (iii) the extension or modification of this Mortgage or any other mortgage, instrument or document evidencing, securing or guaranteeing payment of the Note and/or of this Mortgage or any portion thereof, without first having obtained the consent of the Mortgagor, and in the last event, the Mortgagor shall continue to be obligated to pay the Debt at the time and in the manner provided in the Note and this Mortgage, as so extended or modified, unless expressly released and discharged by the Mortgagee. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Mortgaged Property, the Mortgagee may release any person or entity at any time liable for the payment of the Debt or any portion thereof or any individual or entity guaranteeing the payment of the Note and/or of this Mortgage or any part of the security held for the Debt or with respect to any guarantee, and may extend the time of payment or otherwise modify any of the terms, covenants, conditions or obligations of the Note and/or this Mortgage, including, without limitation, a modification of the interest rate payable on the principal balance of the Note, without in any manner impairing or affecting this Mortgage or the lien thereof or the priority of this Mortgage, as so extended and modified, as security for the Debt over any such subordinate lien, encumbrance, right, title and interest. The Mortgagee may resort for the payment of the Debt to any other security or guarantee held by the Mortgagee in such order and manner as the Mortgagee, in its discretion, may elect. The Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every additional right and remedy now or hereafter afforded by law or equity.

(m) The Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right to the Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by the Mortgagor existing at the time such earlier action was commenced.

(n) The Mortgagee shall have the right to receive and accept partial payment of any sum or sums which constitute a part of the Debt or the interest accrued thereon and such receipt and acceptance by the Mortgagee shall not be deemed a waiver or modification of any default or defaults by the Mortgagor existing at such time.

(o) All remedies provided in this Mortgage are distinct from and cumulative to any other right or remedy under this Mortgage, the Note, any guarantee of the payment of the Note and/or of this Mortgage or any other agreement between, among others, if any, the Mortgagor and the Mortgagee executed simultaneously or in connection herewith, or afforded by law or equity, and may be exercised concurrently, independently or successively. Wherever in this Mortgage the prior consent of the Mortgagee is required, the consent of the Mortgagee given as to one such transaction shall not be deemed to be a waiver of the right to require such consent to future or successive transactions. Any such consents shall be in writing.

(p) Any forbearance by the Mortgagee in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any such right or remedy. The procurement of insurance or the payment of taxes or other liens or charges by the Mortgagee or other corrective or security protecting measures by the Mortgagee shall not be a waiver of the Mortgagee's right to accelerate the maturity of the Debt.

(q) In any action or proceeding to foreclose this Mortgage, or to recover or collect the Debt, the provisions of law respecting the recovery of costs, disbursements and allowances shall also be applicable.

Section 2.3. Interest After Default. If any payment due hereunder or under the Note is not paid when due, after the expiration of any applicable notice and cure period, whether on any stated due date, any accelerated due date or any other date or at any other time specified under any of the terms, covenants, conditions or obligations hereof or thereof, then and in such event, the Mortgagor shall pay interest on the entire outstanding and unpaid principal balance of the Debt, from and after the date on which such amount first became due, at the Default Rate and such interest shall be due and payable, on demand, at such rate until such amount due is paid to the Mortgagee, whether or not any action shall have been taken or proceeding commenced to recover the same or to foreclose this Mortgage. All accrued but unpaid interest shall be secured by this Mortgage as part of the Debt together with interest from the date that such sum is advanced, payment made or expense incurred, to and including the date of reimbursement, computed at the Default Rate. Nothing in this Section 2.3 or in any other provision of this Mortgage shall constitute an extension of the time of payment of the Debt or shall increase the maximum principal amount which may under any contingency be secured by this Mortgage.

Section 2.4. Possession of the Mortgaged Property. Upon the occurrence of any Event of Default hereunder, it is agreed that the Mortgagor, if it is then the occupant of the Mortgaged Property or any part thereof, shall immediately surrender possession of the space so occupied to the Mortgagee, custodian, trustee, receiver, liquidator or conservator of the Mortgaged Property, as may be the case, and if the Mortgagor is permitted to remain in possession, the possession shall be as a month-to-month tenant of the Mortgagee, and, on demand, the Mortgagor shall pay to the Mortgagee monthly, in advance, a reasonable rental for the space so occupied and in default thereof the Mortgagor may be dispossessed by the usual summary proceedings. The covenants herein contained

may be enforced by a receiver of the Mortgaged Property or any part thereof. Nothing in this Section 2.4 shall be deemed to be a waiver of the provisions of this Mortgage prohibiting the sale or other disposition of the Mortgaged Property without the Mortgagee's prior written consent.

ARTICLE III

MISCELLANEOUS

Section 3.1. Notices. All notices or other communications required or otherwise given pursuant to this Mortgage shall be in writing and shall be personally delivered, delivered by overnight courier or mailed by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

If to the Mortgagor:

DVL Kearny Holdings, LLC
c/o DVL, Inc.
70 East 55th Street, 7th Floor
New York, New York 10022
Attention: President

With a copy to:

Hill Wallack LLP
777 Township Line Road, Suite 250
Newtown, Pennsylvania 18940-0865
Attention: L. Stephen Pastor, Esq.

If to the Mortgagee:

Signature Bank
68 South Service Road
Melville, New York 11747
Attention: Paul A. Fritz, Senior Vice President

Any party may change the person or address to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed. Any notice or other communication given hereunder shall be deemed to have been given or delivered, if personally delivered, upon delivery, if sent by overnight courier, on the first (1st) business day of the Mortgagee after being sent, and if sent by mail, on the third (3rd) business day of the Mortgagee after mailing. Each party shall be entitled to rely on all communications which purport to be given on behalf of any other party hereto and purport to be signed by an authorized signatory of such party.

Section 3.2. Consent to Jurisdiction; Waivers. (a) The Mortgagor hereby consents to the jurisdiction of the courts of the State of New Jersey in the County of Hudson in any actions, suits or proceedings arising out of or in connection with the Note or this Mortgage. In addition, the Mortgagor irrevocably and unconditionally waives any objection which the Mortgagor may now or

hereafter have to the laying of venue of any of the aforesaid actions, suits, or proceedings arising out of or in connection with the Note or this Mortgage brought in any of the aforesaid courts, and hereby further irrevocably and unconditionally waives the right to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum; and

(b) The Mortgagor waives the requirements of personal service in connection with any actions, suits or proceedings arising out of or in connection with the Note or this Mortgage, and consents that all service of process may be made by certified mail, return receipt requested, addressed to the Mortgagor at the address of the Mortgagor set forth above in Section 3.1 as such address may be changed as therein set forth.

Section 3.3. Governing Law. This Mortgage shall be construed in accordance with the laws of the State of New Jersey.

Section 3.4. Binding Obligations. The terms, covenants, provisions and conditions herein contained shall bind and inure to the benefit of the heirs, distributees, executors, administrators, successors and assigns of the parties hereto but the foregoing provisions of this Section shall not constitute a waiver of the provisions of Sections 1.13 and 1.14 above.

Section 3.5. Further Assurances. The Mortgagor will, at the request of the Mortgagee and at the cost and expense of the Mortgagor (a) promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage, or in the execution, acknowledgment or recordation hereof, or (b) promptly do, execute, acknowledge and deliver any and all such further acts, deeds, conveyances, mortgages, deeds of trust, amendments, supplements, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Mortgagee may reasonably require from time to time in order to (i) effectuate the purposes of this Mortgage, (ii) subject to the lien and security interest hereby created any of the Mortgagor's properties, rights or interests covered or now or hereafter intended to be covered hereby, (iii) perfect and maintain such lien and security interest, or (iv) convey, grant, assign, transfer and confirm unto the Mortgagee the rights granted or now or hereafter intended to be granted to the Mortgagee hereunder or under any other instrument executed in connection with this Mortgage or which the Mortgagor may be or become bound to convey, mortgage or assign to the Mortgagee in order to carry out the intention or facilitate the performance of the provisions of this Mortgage. The Mortgagor hereby appoints the Mortgagee as its attorney-in-fact to execute, acknowledge and deliver for and in the name of the Mortgagor any and all of the instruments mentioned in this Section 3.5 and this power, being coupled with an interest, shall be irrevocable as long as any part of the Debt remedies unpaid (which power of attorney shall not be exercised unless and until an Event of Default has occurred and is continuing beyond any applicable notice and cure period).

Section 3.6. Captions. The title of this document and the captions used herein are inserted only as a matter of convenience and for reference and shall in no way define, limit or describe the scope or intent of this Mortgage or any of the provisions hereof.

Section 3.7. Severability. If any term, covenant, condition or obligation of this Mortgage shall be held to be invalid, illegal or unenforceable in any respect, this Mortgage shall be construed without such term, covenant, condition or obligation.

Section 3.8. Set-Off. The Mortgagor, to further secure the Debt, hereby (a) pledges and grants to the Mortgagee a security interest in and to and a lien on, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Mortgagee or any affiliate of the Mortgagee to or for the credit or account of the Mortgagor (collectively, "Deposits"), and (b) irrevocably authorizes and directs the Mortgagee or any affiliate of the Mortgagee at any time and from time to time upon the occurrence and during the continuance of an Event of Default under this Mortgage beyond the expiration of any applicable notice and cure period, without notice to the Mortgagor (any such notice being expressly waived by the Mortgagor) and to the fullest extent permitted by law, to set off and apply any such Deposits against any and all obligations of the Mortgagor now or hereafter existing under the Loan Documents, or to hold such Deposits for future application against obligations thereafter arising under any of the Loan Documents irrespective of whether or not the Mortgagee shall have made any demand under any of the Loan Documents. From and after the date of the occurrence of any Event of Default which has occurred and is continuing beyond any applicable notice and cure period, the Mortgagee shall have dominion and control over such Deposits and shall have the sole ability to make withdrawals with respect to such Deposits. The Mortgagee agrees promptly to notify the Mortgagor after any such application made by the Mortgagee; provided, however, that the failure to give such notice shall not affect the validity of such application. The rights of the Mortgagee under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Mortgagee may have hereunder or under applicable laws.

Section 3.9. General Conditions. (a) No provision of this Mortgage may be waived, changed, amended, modified or discharged orally and no executory agreement shall be effective to modify or discharge it in whole or in part, unless it is in writing and signed by the party against whom enforcement of the waiver, change, amendment, modification or discharge is sought.

(b) The Mortgagee may take or release other security for the payment of the Loan, may release any party primarily or secondarily liable therefor and may apply any other security held by it to the reduction or satisfaction of the Loan without prejudice to any of its rights under this Mortgage.

(c) No remedy herein conferred upon or reserved to the Mortgagee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Mortgagee in exercising any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default, or any acquiescence therein. Nothing in this Mortgage or in the Note shall affect the obligation of the Mortgagor to pay the Debt in the manner and at the time and place therein respectively expressed. All rights and remedies of the Mortgagee shall be cumulative and may be exercised singly or concurrently. Notwithstanding anything herein contained to the contrary, the Mortgagor: (i) will not (A) at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect any of the terms, covenants, conditions or obligations of this Mortgage, or (B) claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision hereof, or pursuant to the decree, judgment or order of any court of competent jurisdiction; (ii) waives all benefit or advantage of any such law or laws; (iii) covenants not to hinder, delay or impede the

execution of any power herein granted or delegated to the Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted; and (iv) waives all right to have the Mortgaged Property, or any other property of the Mortgagor to which the Mortgagee has, or may in the future have, a claim, marshaled upon any foreclosure hereof.

(d) No waiver by the Mortgagee or modification of the terms hereof shall be effective unless it is in writing and then only in the specific instance and for the specific purpose for which given and, notwithstanding anything to the contrary herein, all such waivers and modifications may be given or withheld in the sole judgment of the Mortgagee. Without limiting the generality of the foregoing, any payment made by the Mortgagee for insurance premiums, taxes, assessments, water rates, sewer rentals, levies, fees or any other charges affecting the Mortgaged Property, shall not constitute a waiver of the Mortgagor's default in making such payments and shall not obligate the Mortgagee to make any further payments. The Mortgagor hereby irrevocably waives any right to claim that any provision of this Mortgage, including the provisions set forth in this Subsection, have been waived orally or by the acts or omissions of the Mortgagee.

(e) THE MORTGAGOR ACKNOWLEDGES THAT IT HAS RECEIVED A TRUE COPY OF THIS MORTGAGE.

(f) If the Mortgagor shall request the Mortgagee's consent or approval pursuant to any of the provisions of this Mortgage or otherwise, and the Mortgagee shall fail or refuse to give, or shall delay in giving, such consent or approval, the Mortgagor shall in no event make, or be entitled to make, any claim for damages (nor shall the Mortgagor assert, or be entitled to assert, any such claim by way of defense, set-off, or counterclaim) based upon any claim or assertion by the Mortgagor that the Mortgagee unreasonably withheld or delayed its consent or approval, and the Mortgagor hereby waives any and all rights that it may have, from whatever source derived, to make or assert any such claim. The Mortgagor's sole remedy for any such failure, refusal, or delay shall be an action for a declaratory judgment, specific performance, or injunction, and such remedies shall be available only in those instances where the Mortgagee has expressly agreed in writing not to unreasonably withhold or delay its consent or approval or where, as a matter of law, the Mortgagee may not unreasonably withhold or delay the same.

(g) This Mortgage shall (i) be binding upon the Mortgagor and its successors and assigns, and (ii) inure, together with all rights and remedies of the Mortgagee hereunder, to the benefit of the Mortgagee and its successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Mortgagee may assign or otherwise transfer all or any portion of its rights and obligations under any Loan Document, to any other person or entity, and such other person or entity shall thereupon become vested with all of the rights and obligations in respect thereof granted to the Mortgagee herein or otherwise. None of the rights or obligations of the Mortgagor hereunder may be assigned or otherwise transferred without the prior written consent of the Mortgagee.

(h) Without limiting the generality of Subsection (g) above, the Mortgagor hereby acknowledges that the Mortgagee may sell, grant or assign participation interest(s) in the Loan and in the Mortgagee's rights and obligations in respect of the Loan Documents, including this Mortgage, to one or more lending institutions satisfactory to the Mortgagee, on terms satisfactory to the Mortgagee. In the event that the Mortgagee shall sell, grant or assign participation interest(s) in the Loan and in the Mortgagee's rights and obligations in respect of the Loan Documents, (i) the Mortgagee may, in its sole discretion, disclose financial and other information to prospective

participant(s) with respect to the Mortgagor, (ii) the Mortgagor shall cooperate with the Mortgagee in connection with any such participation and shall execute any and all reasonable documents which may be required, in the Mortgagee's or such participants' reasonable judgment, to effectuate any such participation(s) provided such document(s) does not change the obligations of Mortgagor, and (iii) each representation and agreement made by the Mortgagor in this Mortgage or in any of the other Loan Documents shall run to, and each reference to the Mortgagee shall be deemed to refer to, the Mortgagee and all of its participants(s).

(i) If the Mortgagor consists of more than one person or entity, the obligations and liabilities of each such person or entity hereunder shall be joint and several. The relative words herein of single or plural number, or masculine or feminine or neuter gender shall be read as if written in the single or plural, or in the male, neuter or female gender, as the context and as the case may be.

(j) Any check, draft, money order or other instrument given in payment of all or any portion of the Note or pursuant to this Mortgage may be accepted by the Mortgagee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Mortgagee, except to the extent that actual cash proceeds of such instrument are unconditionally received by the Mortgagee and applied as the case may be to the Debt in the manner provided in the Note or to the sum due under this Mortgage.

(k) [Reserved].

(l) If the Mortgagor shall well and truly pay to the Mortgagee the Debt at the time and in the manner provided in the Note and this Mortgage or otherwise pay same and shall well and truly abide by and comply with each and every material term, covenant, condition and obligation set forth in this Mortgage and in the Note, then these presents and the estate hereby granted shall cease, terminate and be void.

(m) This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

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IN WITNESS WHEREOF this Mortgage has been duly executed by the Mortgagor on the day and year first above written.

DVL KEARNY HOLDINGS, LLC

By: DVL, Inc., Member

By: ______________________
Name: Alan Casnoff
Title: President

COMMONWEALTH OF PENNSYLVANIA)
COUNTY OF PHILADELPHIA)

On the 30th day of January in the year 2009 before me, the undersigned, personally appeared Alan Casnoff, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

____
Notary Public

COMMONWEALTH OF PENNSYLVANIA
NOTARIAL SEAL
Maria C. Deissroth - Notary Public
City of Philadelphia, Philadelphia County
MY COMMISSION EXPIRES JULY 14, 2010